UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 17, 2017

CAPSTONE SYSTEMS INC
(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-207100	30-0867167
(Commission File Number)	(IRS Employer Identification No.)

242 Dolenjska cesta, Ljubljana, Slovenia, 1000

(Address of Principal Executive Offices)

Phone: (725) 333-4110

(Registrant's Telephone Number, Including Area Code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On July 17, 2017, Jure Perko, the Chief Financial Officer of Capstone Systems Inc. (the “Company”) determined that the Company’s financial statements and related disclosures included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2016, filed with the SEC on September 9, 2016 should not be relied upon. The Company did not properly account for the sale of equity shares pursuant to a Registration Statement on Form S-1. The shares were sold and issued in May 2016 but the funds were not received until June, 2016, after the Company’s year end. The Company is in the process of restating the financial statements for the year ended May 31, 2016 to include a Subscription Receivable of $43,400, Capital Stock of $5,085 and Additional Paid in Capital of $42,315.

The Company is in process of restating the Previously Issued Financial Statements. The Company is working diligently to prepare and file its Form 10-K for the year ended May 31, 2017 and the included restated audited financial statement for the year ended May 31, 2016 as soon as possible. The Company believes that this filing will contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Financial Statement.

MICHAEL GILLESPIE & ASSOCIATES, PLLC, the Company’s independent registered public accounting firm has rendered a letter to the United States Securities and Exchange Commission regarding the matter which is attached herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

16	Letter dated July 18, 2017 from Michael Gillespie & Associates, PLLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 18, 2017	By:	/s/ Jure Perko
	Name:	Jure Perko
	Title:	CEO & CFO

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